Exhibit 99


                         Form 4 Joint Filer Information

Name:     Thomas E. Brazil

Address:  17 Bayns Hill Road
          Boxford, MA 01921

Designated Filer: Boston Financial Partners, Inc.

Issuer and Ticker Symbol: Wits Basin Precious Minerals Inc. (WITM)

Date of Event Requiring Statement: 08/08/01

Signature: /s/ Thomas E. Brazil


Name:     Gail Brazil

Address:  17 Bayns Hill Road
          Boxford, MA 01921

Designated Filer: Boston Financial Partners, Inc.

Issuer and Ticker Symbol: Wits Basin Precious Minerals Inc. (WITM)

Date of Event Requiring Statement: 08/08/01

Signature: /s/ Gail Brazil